Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Matrixx Initiatives, Inc., formerly Gum Tech International, Inc., of our report dated February 8, 2002, which appears on page F-2 of Matrixx Initiatives, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.


/s/ ANGELL & DEERING

ANGELL & DEERING
Certified Public Accountants

Denver, Colorado
September 6, 2002